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                       UGI UTILITIES INC. AND SUBSIDIARIES
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                             (Thousands of dollars)

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

                                                 NINE
                                                MONTHS
                                                 ENDED                        YEAR ENDED SEPTEMBER 30,
                                                JUNE 30,     -------------------------------------------------------------
                                                  2000           1999            1998            1997            1996
                                              -----------    -----------     -----------     -----------      -----------
EARNINGS:
Earnings before income taxes                  $    81,346    $    63,139     $    57,007      $   63,275       $    61,717
Interest expense                                   13,598         17,317          17,383          16,696            15,921
Amortization of debt discount and expense             157            215             200             176               173
Interest component of rental expense                  990          1,539           1,624           1,887             1,838
                                              -----------    -----------     -----------      ----------       -----------
                                              $    96,091    $    82,210     $    76,214      $   82,034       $    79,649
                                              ===========    ===========     ===========      ==========       ===========

FIXED CHARGES:
Interest expense                              $    13,598    $    17,317     $    17,383      $   16,696       $    15,921
Amortization of debt discount and expense             157            215             200             176               173
Allowance for funds used during
      construction (capitalized interest)              21             36              39             114               107
Interest component of rental expense                  990          1,539           1,624           1,887             1,838
                                              -----------    -----------     -----------      ----------       -----------
                                              $    14,766    $    19,107     $    19,246      $   18,873       $    18,039
                                              ===========    ===========     ===========      ==========       ===========

Ratio of earnings to fixed charges                   6.51           4.30            3.96            4.35              4.42
                                              ===========    ===========     ===========      ==========       ===========
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